PROSPECTUS SUPPLEMENT                          This Prospectus Supplement,
FOR THE PERIOD ENDING                          filed pursuant to Rule 424(b)(3),
FEBRUARY 28, 1997 TO                           relates to Registration Statement
PROSPECTUS DATED                               No. 33-43136-02 and the
OCTOBER 8, 1991                                Prospectus dated October 8, 1991



                       SECURITIES AND EXCHANGE COMMISSION
                             450 Fifth Street, N.W.
                            Washington, D.C.  20549


                                   FORM 8-K

                                CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934


        Date of Report (Date of earliest event reported): March 17, 1997


                           DISCOVER CARD TRUST 1991 D
                           --------------------------
             (Exact name of registrant as specified in its charter)


Delaware                                   0-19734                                 Not Applicable
--------                                   -------                                 --------------
(State of                                  (Commission                             (IRS Employer
organization)                              File Number)                            Identification No.)


c/o Discover Receivables Financing Group, Inc.
12 Read's Way
New Castle, Delaware                                                    19720
--------------------------------------------------------------------------------
(Address of principal executive offices)                              (Zip Code)

Registrant's telephone number, including area code: (302) 323-7826


                                 Not Applicable
         -------------------------------------------------------------
         (Former name or former address, if changed since last report)


                                 Page 1 of  15
                         Index to Exhibits is on page 4

Item 5. Other Events

On March 17, 1997 the Registrant made available the Monthly Certificateholders' Statement for the Due Period of February 1997, which is attached as Exhibit 21 hereto.

Item 7.  Financial Statements and Exhibits

(c) Exhibits

Exhibit No.      Description
-----------      -----------
21               Monthly Certificateholders' Statement for Discover Card Trust
                 1991 D related to the Due Period ending February 28, 1997.

                                  SIGNATURES

                 Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                        DISCOVER CARD TRUST 1991 D
                                               (Registrant)

                                        By: DISCOVER RECEIVABLES FINANCING
                                            GROUP, INC.
                                            as originator of the Trust


                                        By:         Birendra Kumar
                                           --------------------------------
                                           Birendra Kumar
                                           Vice President and Treasurer


Date: March 17, 1997

                                 EXHIBIT INDEX


Exhibit No.      Description
-----------      -----------
21               Monthly Certificateholders' Statement for Discover Card Trust
                 1991 D related to the Due Period ending February 28, 1997.
